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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                _____________

                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                               AUGUST 18, 1995


                                _____________


                         TRANSTECHNOLOGY CORPORATION

            (Exact name of registrant as specified in its charter)



Delaware                      1-7872                           95-4062211
(State or other               (Commission File                 (I.R.S. Employer
jurisdiction of               Number)                          Identification
incorporation)                                                 Number)


                   700 Liberty Avenue                07083
                   Union, New Jersey                 (Zip Code)
                   (Address of principal
                       executive offices)



                                (908) 964-5666
             (Registrant's telephone number, including area code)
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ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

         On August 18, 1995, the registrant sold substantially all of the assets of its TransTechnology Electronics Division to Elecsys Incorporated. The sold assets consist of machinery and equipment, inventories, receivables, intellectual property rights and other intangibles used in the manufacture and sale of electrical and electronic interconnection products, including metallic and non-metallic electrical cable assemblies, conduits, wiring harnesses, and circular connectors, for use primarily in the military and vehicular market places.

         The purchase price of $14,673,000 was determined as a result of arm's length negotiations between the parties. The principal owner (Dr. H. Gary Carlson) of the buyer served as a director of the registrant from 1992 to 1995 and resigned his position on Registrant's Board on the date of the sale. The transaction, including purchase price, was reviewed by an independent investment banking firm who issued an opinion as to its fairness to the Registrant. The vote for approval of the transaction was taken by disinterested members of the Registrant's Board of Directors.


ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

       (a)   Pro Forma Condensed Combined Financial Information

             Not Applicable - the disposition has been reported as a discontinued operation and has been fully reflected in the Financial Statements of the Registrant previously filed with the Securities and Exchange Commission.


       (b)   Other Exhibits

             Asset Purchase Agreement dated as of August 18, 1995 between the Registrant and Elecsys Incorporated.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 16, 1995


                                            TRANSTECHNOLOGY CORPORATION



                                            /s/ Chandler J. Moisen
                                            ---------------------------
                                            Chandler J. Moisen
                                            Senior Vice President, Chief
                                            Financial Officer and Treasurer





GH:1004
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                                EXHIBIT INDEX
                                -------------

Exhibit
   No.                              Description
-------                             -----------

   99 Asset Purchase Agreement dated as of August 18, 1995 between the Registrant and Elecsys Incorporated.